Exhibit 6

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of October 17, 2005 (this “Agreement”), is made by and among Sonus Pharmaceuticals, Inc., a Delaware corporation, with headquarters located at 22026 20th Avenue S.E., Bothell, Washington 98021 (the “Company”), and Schering AG, a German corporation (“Schering AG”), and Schering Berlin Venture Corporation, a Delaware corporation (“SBVC”, and collectively with Schering AG, the “Investor”).

RECITALS:

A.     In connection with the Securities Purchase Agreement dated October 17, 2005 between the Investor and the Company (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Investor 3,900,000 shares of the Company’s Common Stock (the “Common Shares”) and a warrant to purchase up to 975,000 shares of the Company’s Common Stock, subject to adjustment (the “Warrant” and collectively with the Common Shares, the “Securities”).

B.     In order to induce Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act and applicable state securities laws with respect to the Securities.

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used and not otherwise defined herein have the respective meanings given them set forth in the Purchase Agreement. In addition, as used in this Agreement, the following terms have the following meanings:

1.1     “Closing Date” means the date on which the purchase of the Securities is consummated pursuant to the Purchase Agreement.

1.2     “Common Shares” means the shares of Common Stock sold pursuant to the Purchase Agreement.

1.3     “Investor” means Investor and any of its transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Article IX hereof.

1.4     “Registrable Securities” means the Common Shares and the Warrant Shares, and any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Common Shares or the Warrant Shares (including shares issued pursuant to Section 2.2 hereof).

1.5     “Registration Period” means the period between the date of this Agreement and the earlier of (i) the date on which (x) all of the Registrable Securities have been sold by the Investor pursuant to the Registration Statement and (y) are freely tradable under the Securities Act (except that this clause (y) shall not apply with respect to Shares sold to affiliates) and no further Registrable Securities may be issued in the future, (ii) the second anniversary of the last date on which Warrant Shares are purchased for cash under the Warrant, or (iii) the date on which all the Registrable Securities may be immediately sold by the Investor without registration and without restriction as to the number of Registrable Securities to be sold, pursuant to Rule 144 or otherwise.

1.6     “Registration Statement” means a Registration Statement of the Company filed under the Securities Act.

1.7     The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

1.8     “Rule 415” means Rule 415 under the Securities Act, or any successor Rule providing for offering securities on a continuous basis, and applicable rules and regulations thereunder.

1.9     “Securities” means the Common Shares and the Warrant sold pursuant to the Purchase Agreement.

1.10    “Warrant” means the warrant to purchase shares of the Company’s Common Stock sold pursuant to the Purchase Agreement.

1.11    “Warrant Shares” means the shares of the Company’s Common Stock that may be purchased upon exercise of the Warrant.

ARTICLE II
REGISTRATION

2.1     Demand Registration. If at anytime prior to the expiration of the Registration Period and after the six month anniversary of this Agreement, any Registrable Securities shall not have been registered by the Company pursuant to Section 2.3 hereof, then Investor shall have the right by delivery of written notice to the Company, to request that the Company effect a registration on Form S-3 covering the resale of the Registrable Securities not previously registered pursuant to Section 2.3; provided, however, that the Company shall not be obligated to effect any such registration if (i) Investor proposes to sell less than all of the Registrable Securities held by Investor at an aggregate price to the public of less than $5,000,000, (ii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, (iii) in the event that the Company has, within the six (6) month period preceding the date of such request, already effected a registration on Form S-3 for Investor pursuant to this Section 2.1, or (iv) (A) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (B) the Company shall furnish to Investor a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of Investor, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period. The date on which the Company receives such notice is referred to herein as the “Demand Date.” In the event that Form S-3 is unavailable and/or inappropriate for such a registration of all the Registrable Securities, the Company shall use such other form or forms as are available and appropriate for such a registration, subject to the consent of the Investor, which shall not be unreasonably withheld.

2.2     Filing and Effectiveness of the Registration Statement. The Company will use its best efforts to file with the SEC a Registration Statement registering all of the Registrable Securities requested by Investor pursuant to Section 2.1 for resale within 20 days after the Demand Date and to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the 90th day after the Demand Date (the “Required Effective Date”). However, so long as the Company filed the applicable Registration Statement within 20 days after the Demand Date, (a) if the SEC takes the position that registration of the resale of the Registrable Securities by Investor is not available under applicable laws, rules and regulation and that the Company must register the offering of the Registrable Securities as a primary offering by the Company, or (b) if a Registration Statement receives SEC review, then the Required Effective Date will be the 120th day after the Demand Date. In the case of an SEC response described in clause (a), the Company will, within 40 business days after the date the Company receives such SEC response, file a Registration Statement as a primary offering. The Company’s best efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC. If the Company receives notification from the SEC that any Registration Statement will receive no action or review from the SEC, then the Company will file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act and cause such Registration Statement to become effective within five business days after such SEC notification. Once a Registration Statement is declared effective by the SEC, the Company will cause such Registration Statement to remain effective throughout the Registration Period, except as permitted under Section 3.

2.3     Piggyback Registrations.

(a)     If, at any time prior to the expiration of the Registration Period, (i) a Registration Statement contemplated in Section 2.1 above is not declared effective with respect to all of the Registrable Securities to which it applies and the Company decides to register any of its securities for its own account or for the account of others, or (ii) even if a Registration Statement contemplated in Section 2.1 above is declared effective, if the Company decides to register shares of Common Stock in an underwritten offering for its own account, then the Company will promptly give Investor written notice thereof and will use its best efforts to include in such registration all or any part of the Registrable Securities requested by Investor to be included therein (excluding any Registrable Securities previously included in a Registration Statement which has been declared effective and has not been withdrawn, unless the Company registration is an underwritten offering). This requirement does not apply to Company registrations on Form S-4 or S-8 or their equivalents relating to equity securities to be issued solely in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans. Investor must give its request for registration under this paragraph to the Company in writing within 15 days after receipt from the Company of notice of such pending registration. If the registration for which the Company gives notice is a public offering involving an underwriting, the

Company will so advise Investor as part of the above-described written notice. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, such limitation would be necessary to effect an orderly public distribution, then the Company will be obligated to include only such limited portion, if any, of the Registrable Securities with respect to which Investor has requested inclusion hereunder. Any exclusion of Registrable Securities will be made pro rata among all holders of the Company’s securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by those holders. However, the Company will not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of such securities in such Registration Statement or are not entitled pro rata inclusion with the Registrable Securities. No registration rights that limit or subordinate the rights of Investor to register the Registrable Securities will be granted by the Company until one or more registration statements covering all of the Registrable Securities have become effective.

(b)     No right to registration of Registrable Securities under this Section 2.3 limits in any way the registration required under Section 2.1 above. The obligations of the Company under this Section 2.3 expire upon the earlier of (i) the effectiveness of the Registration Statement filed pursuant to Section 2.1 above covering all of the Registrable Securities, (ii) after the Company has afforded the opportunity for Investor to exercise registration rights under this Section 2.3 for two registrations (provided, however, that if Investor has had any Registrable Securities excluded from any Registration Statement in accordance with this Section 2.3, Investor may include in any additional Registration Statement filed by the Company the Registrable Securities so excluded), (iii) when all of the Registrable Securities held by any Investor may be sold by Investor under Rule 144 without being subject to any volume restrictions, or (iv) the second anniversary of the last date on which Warrant Shares are purchased for cash under any then outstanding portion of the Warrant.

2.4     Eligibility to use Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Investor of the Registrable Securities. The Company will file all reports required to be filed by the Company with the SEC in a timely manner so as to preserve its eligibility for the use of Form S-3.

ARTICLE III
ADDITIONAL OBLIGATIONS OF THE COMPANY

3.1     Continued Effectiveness of Registration Statement. Subject to the limitations set forth in Section 3.6, the Company will keep the Registration Statement covering the Registrable Securities effective under Rule 415 at all times during the Registration Period. In the event that the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued, the Company will (if permitted) amend the Registration Statement or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities. The Company will file such amendment or new Registration Statement as soon as practicable, but in no event later than 20 business days after the necessity therefor arises (based upon the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company will use its best efforts to cause such amendment or new Registration Statement to become effective as soon as is practicable after the filing thereof, but in no event later than 90 days after the date on which the Company reasonably first determines the need therefor.

3.2     Accuracy of Registration Statement. Any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period, and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

3.3     Furnishing Documentation. The Company will furnish to Investor, or to its legal counsel, (a) promptly after such document is filed with the SEC, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus and final prospectus and each amendment or supplement thereto; and (b) a number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor. The Company will promptly notify by facsimile or email Investor of the effectiveness of the Registration Statement and any post-effective amendment.

3.4     Additional Obligations. The Company will use its best efforts to (a) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as Investor reasonably requests, (b) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (c) take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take any other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing, the Company is not required, in connection with such obligations, to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause material expense or material burden to the Company, or (v) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

3.5     Underwritten Offerings. If Investor selects underwriters reasonably acceptable to the Company for such offering, the Company will enter into and perform its obligations under an underwriting agreement in usual and customary form including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering.

3.6     Suspension of Registration.

(a)     The Company will notify (by telephone and also by facsimile and reputable overnight courier) Investor of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will make such notification as promptly as practicable (but in no event more than two business days) after the Company becomes aware of the event, will promptly (but in no event more than ten business days) prepare and file a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to each Investor as Investor may reasonably request.

(b)     Notwithstanding the obligations under Section 3.6(a), if in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the Registration Statement, but which disclosure would be premature or otherwise inadvisable at such time or would reasonably be expected to have a material adverse effect upon the Company and its stockholders, the Company will have the right to suspend the use of the Registration Statement for a period of not more than thirty (30) days, provided, however, that the Company may so defer or suspend the use of the Registration Statement no more than one time in any twelve-month period.

(c)     Subject to the Company’s rights under this Section 3, the Company will use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its best efforts to obtain the withdrawal of such order at the earliest possible time and to notify Investor (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

(d)     Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, if the use of the Registration Statement is suspended by the Company, the Company will promptly (but in no event more than two business days) give notice of the suspension to Investor, and will promptly (but in no event more than two business days) notify Investor as soon as the use of the Registration Statement may be resumed. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the Company will cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which Investor has entered into a contract for sale prior to receipt of notice of such suspension and for which Investor has not yet settled, unless otherwise prohibited by law.

3.7     Review by Investor. The Company will permit a single firm of legal counsel, designated by Investor (“Investor’s Counsel”), to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable amount of time (not to exceed three (3) days) prior to their filing with the SEC, and will not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of the Company’s counsel. The sections of any such Registration Statement including information with respect to Investor, Investor’s beneficial ownership of securities of the Company or Investor’s intended method of disposition of Registrable Securities must conform to the information provided to the Company by Investor or Investor’s Counsel.

3.8     Comfort Letter; Legal Opinion. At the request of Investor and on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration

Statement, the Company will furnish to Investor and the underwriters (i) a letter, dated such date, from the Company’s independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of the Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and Investor.

3.9     Due Diligence; Confidentiality.

(a)     The Company will make available for inspection by Investor any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any Investor or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as each Inspector reasonably deems necessary to enable the Inspector to exercise its due diligence responsibility. The Company will cause its officers, directors and employees to supply all information that any Inspector may reasonably request for purposes of performing such due diligence.

(b)     Each Inspector will hold in confidence, and will not make any disclosure (except to an Investor) of, any Records or other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Inspector), (iv) the Records or other information was developed independently by an Inspector without breach of this Agreement, (v) the information was known to the Inspector before receipt of such information from the Company, or (vi) the information was disclosed to the Inspector by a third party without restriction. The Company is not required to disclose any confidential information in the Records to any Inspector unless and until such Inspector has entered into a confidentiality agreement (in form and substance reasonably satisfactory to the Company) with the Company with respect thereto, substantially in the substance of this Section 3.9(b). Each Investor will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein will be deemed to limit the Investor’s ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

(c)     The Company will hold in confidence, and will not make any disclosure of, information concerning Investor provided to the Company under this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, (v) the information was disclosed to the Company by a third party without restriction or (vi) Investor consents to the form and content of any such disclosure. If the Company learns that disclosure of such information concerning Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, the Company will give prompt notice to Investor prior to making such disclosure and allow Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.10     Listing. The Company will (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation of all of the Registrable Securities covered by each Registration Statement on Nasdaq.

3.11     Transfer Agent; Registrar. The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

3.12     Share Certificates. The Company will cooperate with Investor and with the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and will enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the Investor or the managing underwriter(s), if any, may reasonably request, all in accordance with Article V of the Purchase Agreement.

3.13     Plan of Distribution. At the request of Investor, the Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

3.14     Securities Laws Compliance. The Company will comply with all applicable laws related to any Registration Statement relating to the offer and sale of Registrable Securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

3.15     Further Assurances. The Company will take all other reasonable actions as any Investor or the underwriters, if any, may reasonably request to expedite and facilitate disposition by Investor of the Registrable Securities pursuant to the Registration Statement.

ARTICLE IV
OBLIGATIONS OF THE INVESTOR

4.1     Investor Information. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of Investor, Investor will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least 10 business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify Investor of the information the Company requires from that Investor if the Investor elects to have any of its Registrable Securities included in the Registration Statement. Such information, including, without limitation, the Investor Questionnaire attached hereto as Annex A, shall be delivered to the Company within five business days of such request. If, within three business days prior to the filing date, the Company has not received the requested information from an Investor, then the Company shall call the Investor to notify Investor orally that the Company may exclude Investor’s Registrable Securities and the Company may file the Registration Statement without including Registrable Securities of Investor.

4.2     Further Assurances. Investor will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless Investor has notified the Company in writing of Investor’s election to exclude all of Investor’s Registrable Securities from the Registration Statement.

4.3     Suspension of Sales. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.6, Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until it receives copies of the supplemented or amended prospectus contemplated by Section 3.6. If so directed by the Company, Investor will deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

ARTICLE V
EXPENSES OF REGISTRATION

The Company will bear all expenses, other than underwriting discounts and commissions, and transfer taxes, if any, incurred in connection with registrations, filings or qualifications pursuant to Articles II and III of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one firm of legal counsel selected by the Investor pursuant to Section 3.7 hereof not to exceed an aggregate of $10,000.

ARTICLE VI
INDEMNIFICATION

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

6.1     To the extent permitted by law, the Company will indemnify, defend and hold harmless Investor, and agents, employees, attorneys, accountants, underwriters (as defined in the Securities Act) for Investor and any directors or officers of Investor or such underwriter and any person who controls Investor or such underwriter within the meaning of the Securities Act or the Exchange Act (each, an “Investor Indemnified Person”) against any losses, claims, damages, expenses or liabilities (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, “Claims”) to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in the prospectus or any preliminary prospectus (as it may be amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) through (c) being, collectively, “Violations”). Subject to the restrictions set forth in Section 6.4 with respect to the number of legal counsel, the Company will reimburse Investor and each such attorney, accountant, underwriter or controlling person and each such other Investor Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1 (i) does not apply to a Claim by an Investor Indemnified Person arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by Investor Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus or supplement thereto was timely made available by the Company pursuant to Section 3.3 hereof; and (ii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and will survive the transfer of the Registrable Securities by the Investor under Article IX of this Agreement.

6.2     In connection with any Registration Statement in which Investor is participating, absent any negligence or intentional misconduct of the Company, Investor will indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6.1 above, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each a “Company Indemnified Person”) against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Investor expressly for use in such Registration Statement. Subject to the restrictions set forth in Section 6.4 with respect to the number of legal counsel, Investor will promptly reimburse each Company Indemnified Person for any legal or other expenses (promptly as such expenses are incurred and due and payable) reasonably incurred by them in connection with investigating or defending any such Claim. However, the indemnity agreement contained in this Section 6.2 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Investor, which consent will not be unreasonably withheld, and no Investor will be liable under this Agreement (including this Section 6.2 and Article VII) for the amount of any Claim that exceeds the net proceeds actually received by Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of a Company Indemnified Party and will survive the transfer of the Registrable Securities by the Investor under Article IX of this Agreement.

6.3     If any proceeding shall be brought or asserted against any person entitled to indemnity under Sections 6.1 or 6.2 hereof (an “Indemnified Party”), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

6.4     An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one separate counsel). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on Claims that are the subject matter of such proceeding.

6.5     Subject to the foregoing, all reasonable fees and expenses of the Indemnified Party (including fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis

(regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

ARTICLE VII
CONTRIBUTION

To the extent that any indemnification provided for herein is prohibited or limited by law, the indemnifying party will make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article VI to the fullest extent permitted by law. However, (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article VI (without giving effect to any prohibition or limitation or indemnification under applicable law), (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities will be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

ARTICLE VIII
EXCHANGE ACT REPORTING

In order to make available to the Investor the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration, the Company will:

(a)     File with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein limits the Company’s obligations under Section 4.3 of the Purchase Agreement) and file and make available of such reports and other documents as required for the applicable provisions of Rule 144; and

(b)     Furnish to Investor, so long as Investor holds Registrable Securities, promptly upon the Investor’s request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

ARTICLE IX
ASSIGNMENT OF REGISTRATION RIGHTS

The rights of Investor hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by Investor to transferees or assignees of all or any portion of the Registrable Securities, but only if (a) Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) such transfer is made in accordance with the applicable requirements of the Purchase Agreement, and (f) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D.

ARTICLE X
AMENDMENT OF REGISTRATION RIGHTS

This Agreement may be amended and the obligations hereunder may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Article X is binding upon each Investor and the Company.

ARTICLE XI
RESTRICTIVE PROVISIONS

11.1     Lock-Up Agreement.

(a)     Investor hereby agrees that it will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Registrable Securities or securities convertible into or exchangeable or exercisable for any Registrable Securities, (ii) enter into a transaction which would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Registrable Securities, whether any such aforementioned transaction is to be settled by delivery of the Registrable Securities or such other securities, in cash or otherwise, or (iv) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (unless, without in any way limiting the restrictions in clauses (i) through (iii) above, in the reasonable judgment of Investor, such disclosure is required under Schedule 13D under the Exchange Act, or by other legal or regulatory requirement).

(b)     The restrictions set forth in Article XI, Section 11.1(a) shall lapse on the six (6) month anniversary of the Closing Date.

11.2     Standstill Agreement. For a period commencing with the date of this Agreement and ending on the earlier of (i) the date two (2) years after the date of this Agreement or (ii) the Termination Date (as defined below) (the “Standstill Period”), Investor shall not, without the prior written consent of the Company or the Company’s Board of Directors: (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, voting securities or direct or indirect rights to acquire any voting securities (A) during such time that Investor beneficially owns (for purposes of Section 13(d) of the Exchange Act) five percent (5%) or more of the voting power of the Company, or (B) which when added to the Shares then owned by Investor and its subsidiaries, would result in Investor and its subsidiaries beneficially owning (for purposes of Section 13(d) of the Exchange Act) of more than five percent (5%) of the voting power of the Company; (b) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the Exchange Act), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company; (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its securities or material assets; (d) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing; (e) otherwise act or seek to control or influence the management, Board of Directors or policies of the Company; (f) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above; or (g) publicly request the Company, directly or indirectly, to amend or waive any provision of this paragraph. For the purposes of this paragraph, the “Termination Date” shall mean the earliest of (i) the date on which the Company (A) enters into a definitive agreement with an unaffiliated third party or parties to merge, consolidate or otherwise combine, with such third party or parties in a transaction where the holders of the Company’s outstanding shares immediately prior to such merger or consolidation would hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of the combined or surviving entity immediately after such merger or consolidation, or to sell substantially all of the Company’s business or assets or securities representing a majority of the then outstanding voting power of the Company’s securities, or (B) makes a public announcement that it is negotiating a transaction with an unaffiliated third party or parties covered by the foregoing clause (A), or (ii) the date a third party or group (as defined above) (X) acquires beneficial ownership of voting securities (including those convertible or exchangeable into such voting securities) of the Company representing fifteen percent (15%) or more of the then outstanding voting securities of the Company; or (Y) announces or commences a tender or exchange offer to acquire voting securities of the Company which, if successful, would result in such person or group owning, when combined with any other voting securities of the Company owned by such person or group, fifteen percent (15%) or more of the then outstanding voting securities of the Company.

11.3     Underwritten Offerings. Investor agrees that in the event the Company proposes to file a Registration Statement for an underwritten public offering of its securities, upon the request of the underwriters managing such public offering, provided Investor beneficially owns five percent (5%) or more of the Company’s Common Stock as of the date of such request, Investor will execute a customary lock-up agreement, whereby Investor shall agree not to sell or otherwise dispose the Registrable Shares without the prior written consent of the underwriters for a period not to exceed ninety (90) days from the effective date of the Registration Statement.

ARTICLE XII
MISCELLANEOUS

12.1     Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

12.2     Notices. Any notices required or permitted to be given under the terms of this Agreement will be given as set forth in the Purchase Agreement.

12.3     Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, does not operate as a waiver thereof.

12.4     Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY.

12.5     Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

12.6     Entire Agreement. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

12.7     Successors and Assigns. Subject to the requirements of Article IX hereof, this Agreement inures to the benefit of and is binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary herein, including, without limitation, Article IX, the rights of an Investor hereunder are assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with an Investor’s margin or brokerage accounts.

12.8     Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

12.9     Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures are binding on the parties hereto.

12.10    Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.11     Consents. Unless otherwise provided in this Agreement, all consents and other determinations to be made by the Investor pursuant to this Agreement will be made by the Investor holding a majority in interest of the Registrable Securities.

12.12     No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:

SONUS PHARMACEUTICALS, INC.

By: /s/
Name:                   Michael A. Martino
Title:                     President and CEO

INVESTOR:

SCHERING AG

By: /s/
Name:_______________________________
Title:________________________________

SCHERING BERLIN VENTURE
CORPORATION

By: /s/
Name:________________________________
Title:_________________________________

ANNEX A

Sonus Pharmaceuticals, Inc.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock, $.001 par value per share (the “Common Stock”), of Sonus Pharmaceuticals, Inc. (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of October 17, 2005 (the “Registration Rights Agreement”), among the Company and the Investor named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.
	(a)	Full Legal Name of Sellilng Securityholder ____________________________________________________________________________________
(b)
Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:
____________________________________________________________________________________

(c)
Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):
____________________________________________________________________________________

2.     Address for Notices to Selling Securityholder:
______________________________________________________________________________________________________
______________________________________________________________________________________________________
______________________________________________________________________________________________________
 Telephone:_____________________________________________________________________________________________
 Fax:___________________________________________________________________________________________________
 Contact Person:__________________________________________________________________________________________

3.     Beneficial Ownership of Registrable Securities:

(a)
Type and Amount of Registrable Securities beneficially owned:

_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________

4.     Broker-Dealer Status:

(a)	Are you a broker-dealer? Yes ☐ No ☐

Note:	If Yes, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement
(b)	Are you an affiliate of a broker-dealer? Yes ☐ No ☐
(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the
Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable
Securities?

                  Yes  ☐     No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.     Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)
Type and Amount of Other Securities beneficially owned by the Selling
Securityholder:
_____________________________________________________________________________________
_____________________________________________________________________________________

6.     Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

        State any exceptions here:
______________________________________________________________________________________________________
______________________________________________________________________________________________________

        The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:_____________________                        Beneficial Owner:_________________________

                                                    By:____________________________________
                                                       Name:
                                                       Title: